Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.sanchezpp.com

Investor Contact: Charles C. Ward (877) 847-0009

Sanchez Production Partners Schedules Earnings Release,

Special Meeting of Unitholders, and Conference Call

HOUSTON--(BUSINESS WIRE)— )--Feb. 2, 2015--Sanchez Production Partners LLC (NYSE MKT: SPP) today announced that it expects to release its fourth quarter and full year 2015 earnings after the market closes on Thursday, March 5, 2015.

The company also announced that it will hold a special meeting of unitholders on Mar. 6, 2015 beginning at 9:00 a.m. (CST) at the office of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, pursuant to which unitholders will have an opportunity to consider a plan of conversion whereby the company would convert from a Delaware limited liability company to a Delaware limited partnership named Sanchez Production Partners LP.  Unitholders will also have an opportunity to consider an amendment and restatement of the company’s omnibus incentive compensation plan.

Unitholders of record at the close of business on Feb. 4, 2015 will be entitled to notice of the special meeting and eligible to vote at the special meeting.  The company’s unitholders are encouraged to read the proxy materials in their entirety as they provide, among other things, a discussion of the reasons behind the recommendation of the company’s board of managers that unitholders vote “FOR” approval of the plan of conversion and the amendment and restatement of the company’s omnibus incentive compensation plan.

The company will host a conference call at 11:00 a.m. (CDT) on Wednesday, March 11, 2015 to discuss fourth quarter and full year 2014 earnings, the results of the unitholder vote, and plans for 2015.

 To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (800) 857-0653 shortly before 11:00 a.m. (CDT).  The international phone number is (773) 799-3268.  The conference password is PARTNERS.

A replay will be available beginning approximately one hour after the end of the call by dialing (800) 876-4955 or (203) 369-3997 (international).  A live audio webcast of the conference call will be available on Sanchez Production Partners’ Web site (www.sanchezpp.com) under the Investor Relations page.  The call will also be recorded and archived on the site.

About the Company

Sanchez Production Partners LLC (NYSE MKT: SPP) is a publicly-traded limited liability company focused on the acquisition, development and production of oil and natural gas properties and other integrated assets. The company’s proved reserves are currently located in the Cherokee Basin in Oklahoma and Kansas, the Woodford Shale in the Arkoma Basin in Oklahoma, the Central Kansas Uplift in Kansas, and along the Gulf Coast in Texas and Louisiana.  For more information, please visit the company’s website (www.sanchezpp.com).

Important Information for Investors and Unitholders

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The plan of conversion and the amendment and restatement of the company’s omnibus incentive compensation plan will be submitted to the company’s unitholders for their consideration.  The company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement/prospectus that will be used by the company to solicit the required approval of its unitholders in connection with the plan of conversion and the amendment and restatement of the company’s omnibus incentive compensation plan. The company may also file other documents with the SEC concerning the proposed conversion and the proposed amendment and restatement of the omnibus incentive compensation plan. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED CONVERSION AND THE PROPOSED AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE COMPENSATION PLAN AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION AND THE PROPOSED AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE COMPENSATION PLAN.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about the company through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the company will be available free of charge on the company’s website (www.sanchezpp.com) under the tab “INVESTORS” or by calling the company’s Investor Contact at (877) 847-0009.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate.  For instance, there is no assurance that the proposed conversion will be consummated or that the amendment and restatement of the omnibus incentive compensation plan will be adopted.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.